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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our report dated May 7, 1997, on our audits of the financial statements of gmi gesellschaft fur angewandte mathematik und informatik mbH. We also consent to the references to our firm under the captions "Experts".

Coopers & Lybrand
Wirtschaftsprufungsgesellschaft GmbH

Munich, Germany
May 20, 1998